99.1

Fairbanks Capital Corp.

Agreement:  Financial Asset Securities Corp., Depositor Fairbanks
            Capital Corp., Servicer and Deutsche Bank National
            Trust Company, Trustee - Pooling and Servicing
            Agreement - Equifirst Mortgage Loan Trust 2003-1

Dated: March 1, 2003

Annual Statement as to Compliance

In accordance with the applicable section in each of the Pooling and Servicing Agreements specified:

i. a review of the activities of the Servicer during the year ended December 31, 2003 and of performance under this Agreement has been made under such officers' supervision; and
ii. To the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year.

February 7, 2004

BY: /s/: Matt Hollingsworth
Matt Hollingsworth
Chief Operating Officer
Fairbanks Capital Corp.



3815 South West Temple, Salt Lake City, UTAH  84115-4412
P.O. Box 65250, Salt Lake City, UTAH 84165-0250
Telephone (801) 293-1883, Facsimile (801) 293-1297